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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-09873, 333-82357, 333-106129, 333-129447 and 333-130336) and Registration Statements on Form S-3 (Nos. 333-163246, 333-162720, 333-04298, 333-87774, 333-106207 and 333-12181) of our reports dated March 31, 2010, relating to the financial statements of Evergreen Energy Inc. and subsidiaries (the "Company"),(which report expresses an unqualified opinion and includes an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern) and the effectiveness of Company's internal control over financial reporting(which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of Evergreen Energy Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP
Denver, Colorado
March 31, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM